FORM S-8

            Registration Statement under the Securities Act of 1933


                             AUTOZONE, INC.
            (Exact name of registrant as specified in its charter)


      Nevada                                                    62-1482048
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                            123 South Front Street
                           Memphis, Tennessee 38103
              (Address of Principal Executive Offices) (Zip Code)



                AUTOZONE, INC. DIRECTOR COMPENSATION PLAN
                           (Full title of the plan)


                              Harry L. Goldsmith
                                   Secretary
                            123 South Front Street
                           Memphis, Tennessee 38103
              (Name and address of agent for service of process)

                                (901) 495-6500
                    (Telephone number, including area code,
                       of agent for service of process)


                        Calculation of Registration Fee

                                                    Proposed maximum        Proposed maximum
 Title of securities to       Amount to be       offering price per unit   aggregate offering          Amount of
      be registered            registered                  (1)                  price (1)          registration fee
      Common Stock               20,000                 $33.0625               $661,250.00              $195.07
     $.01 par value

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on March 27, 1998.

                                    PART I

Item 1. Plan Information

            Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                    PART II

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Commission by AutoZone, Inc., a Nevada corporation ("AutoZone" or the "Company"), are incorporated as of their respective dates in this Registration Statement by Reference:

      a. Annual Report on Form 10-K for the fiscal year ended August 30, 1997.

      b. Quarterly Report on Form 10-Q for the fiscal quarter ended November 22, 1997.

      c. Quarterly Report on Form 10-Q for the fiscal quarter ended February 14, 1998.

      d. Proxy Statement dated November 8, 1997.

      All documents filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not applicable.

Item 5. Interests of Named Experts and Counsel

      Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by Harry L. Goldsmith, General Counsel, Senior Vice President and Secretary of the Company. Mr. Goldsmith is an owner of Common Stock of the Company and has received options to purchase additional Common Stock.

Item 6. Indemnification of Officers and Directors

      The Company's Articles of Incorporation provide that a director or officer of AutoZone shall not be personally liable to AutoZone or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omission which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300. In addition, Nevada Revised Statutes 78.751 and Article II, Section 13 of AutoZone's Bylaws, under certain circumstances, provide for the indemnification of AutoZone's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of AutoZone's Bylaws.

      In general, any officer, director, employee or agent shall be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of AutoZone, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to AutoZone's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is brought by or on behalf of AutoZone, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to AutoZone's best interest. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to AutoZone or for amounts paid in settlement to AutoZone, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Any indemnification under the previous paragraphs, unless ordered by a court or advanced as provided in the succeeding paragraph, must be made by AutoZone only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders, (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (iii) if a majority vote of a quorum of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. To the extent that a director, officer, employee, or agent of AutoZone has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the previous paragraph, or in defense of any claim, issue or matter therein, he must be indemnified by AutoZone against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by AutoZone as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by AutoZone as authorized by the Bylaws. Such expenses incurred by other employees and agents by be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested director or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court as described in the third preceding paragraph or for advancement of expenses made as described in the preceding paragraph, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. If a claim for indemnification or payment of expenses under
Section 13 of the Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by AutoZone, the claimant may file suit to recover the unpaid amount of such claim, and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, AutoZone shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, AutoZone to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AutoZone, or is or was serving at the request of AutoZone as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not AutoZone would have the power to indemnify him against such liability under the provisions of Section 13 of the Bylaws. The Board of Directors may authorize AutoZone to enter into a contract with any person who is or was a director, officer, employee or agent of AutoZone or is or was serving at the request of AutoZone as a director, officer, employee, or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in Section 13 of the Bylaws.

      AutoZone has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of AutoZone.

Item 7. Exemption from Registration Claimed

            Not applicable.

Item 8. Exhibits

      4.1   AutoZone, Inc., 1998 Director Compensation Plan.

      5.1   Opinion of Harry L. Goldsmith, General Counsel of AutoZone, Inc.

      23.1  Consent of Ernst & Young LLP

      23.2 Consent of harry L. Goldsmith, General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1)

      24.1 Power of Attorney (incorporated in the Signature Page to the Registration Statement)

Item 9. Undertakings

      (a) The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on March 31, 1998.

                                    AUTOZONE, INC.


                                    By:   /S/ J.C. ADAMS, JR.
                                          -------------------------------
                                          J.C. Adams, Jr.
                                          Chairman, Chief Executive Officer
                                          and Director


POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. Goldsmith and Donald R. Rawlins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                    DATE

/S/ J.C. ADAMS, JR.
------------------------                 Chairman, Chief Executive Officer        March 17, 1998
J. C. Adams, Jr.                         and Director
                                         (Principal Executive Officer)

/S/ TIMOTHY D. VARGO
------------------------                 President, Chief Operating Officer,      March 17, 1998
Timothy D. Vargo                         and Director

/S/ ROBERT J. HUNT
------------------------                 Executive Vice President, Chief          March 17, 1998
Robert J. Hunt                           Financial Officer and Director
                                         (Principal Financial Officer)

/S/ MICHAEL E. BUTTERICK
------------------------                 Vice President and Controller            March 17, 1998
Michael E. Butterick                     Principal Accounting Officer)


/S/ ANDREW M. CLARKSON
------------------------                 Director                                 March 17, 1998
Andrew M. Clarkson

/S/ N. GERRY HOUSE
------------------------                 Director                                 March 17, 1998
N. Gerry House

/S/ J.R. HYDE, III
------------------------                 Director                                 March 17, 1988
J.R. Hyde, III

/S/ JAMES F. KEEGAN
------------------------                 Director                                 March 17, 1998
James F. Keegan

/S/ MICHAEL W. MICHELSON
------------------------                 Director                                 March 17, 1998
Michael W. Michelson

/S/ JOHN E. MOLL
------------------------                 Director                                 March 17, 1998
John E. Moll

/S/ RONALD A. TERRY
------------------------                 Director                                 March 17, 1998
Ronald A. Terry

/S/ GEORGE R. ROBERTS
------------------------                 Director                                 March 17, 1998
George R. Roberts

                           EXHIBIT INDEX


      4.1   AutoZone, Inc., 1998 Director Compensation Plan.

      5.1   Opinion of Harry L. Goldsmith, General Counsel of AutoZone, Inc.

      23.1  Consent of Ernst & Young LLP

      23.2 Consent of Harry L. Goldsmith, General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1)

      24.1 Power of Attorney (incorporated in the Signature Page to the Registration Statement)